INVESTOR UPDATE Fourth Quarter 2021

Forward Looking Statement This presentation contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the “Merger”) between First Merchants Corporation (“First Merchants”) and Level One Bancorp, Inc. (“Level One”), including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits whether with respect to the merger or otherwise. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of First Merchants and Level One will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory approvals or the approval of Level One’s common shareholders, and the ability to complete the Merger on the expected timeframe; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; the severity and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and First Merchants’ business, results of operations, and financial condition; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission (“SEC”). First Merchants undertakes no obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, First Merchants’ past results of operations do not necessarily indicate its anticipated future results. ADDITIONAL INFORMATION Communications in this presentation do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. First Merchants has filed a Registration Statement on Form S-4 with the SEC in connection with the proposed Merger including a Proxy Statement for Level One and a Prospectus for First Merchants, which, have been submitted to Level One common shareholders for their consideration. INVESTORS ARE URGED TO READ THE PROXY STATEMENT PROSPECTUS REGARDING THE MERGER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY CONTAIN IMPORTANT INFORMATION. This document and other documents relating to the Merger filed by First Merchants and Level One can be obtained free of charge from the SEC’s website at www.sec.gov. First Merchants and Level One and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the common shareholders of Level One in connection with the proposed Merger. Information about the directors and executive officers of First Merchants is set forth in the proxy statement for First Merchants’ 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 1, 2021, which information has been updated by First Merchants from time to time in subsequent filings with the SEC. Information about the directors and executive officers of Level One is set forth in the Proxy Statement-Prospectus relating to the proposed Merger. Additional information regarding the interests of these participants, including Level One’s officers and directors, is also included in the Proxy Statement-Prospectus regarding the proposed Merger. NON-GAAP FINANCIAL MEASURES These slides contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, First Merchants Corporation has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

Executive Management Team 3 Mark Hardwick Chief Executive Officer Mark K. Hardwick currently serves as the Chief Executive Officer of First Merchants Corporation and First Merchants Bank. Mark joined First Merchants in November of 1997 as Corporate Controller and was promoted to Chief Financial Officer in April of 2002. In 2016, Mark’s title expanded to include Chief Operating Officer, overseeing the leadership responsibilities for finance, operations, technology, risk, legal, and facilities for the corporation. Prior to joining First Merchants Corporation, Mark served as a senior accountant with BKD, LLP in Indianapolis. Mark is a graduate of Ball State University with a Master of Business Administration and Bachelor’s degree in Accounting. He is also a certified public accountant and a graduate of the Stonier School of Banking. FMB: 24 Yrs Banking: 24 Yrs FMB: 6 Yrs Banking: 18 Yrs Michele Kawiecki Chief Financial Officer Michele Kawiecki currently serves as Executive Vice President and Chief Financial Officer for First Merchants Corporation and First Merchants Bank. Michele joined First Merchants in 2015 as Director of Finance. Prior to joining First Merchants, Michele spent 12 years with UMB Financial Corporation in Kansas City, Missouri having served as Senior Vice President of Capital Management and Assistant Treasurer; Director of Corporate Development and the Enterprise Project Management Office; and Chief Risk Officer. Prior to UMB, she worked for PriceWaterhouseCoopers LLP as an Audit Manager. Michele earned both a Master of Science in Accounting and an Executive Master of Business Administration from the University of Missouri-Kansas City and a Bachelor’s degree in Accounting from Dakota Wesleyan University. FMB: 14 Yrs Banking: 34 Yrs Mike Stewart President Mike Stewart currently serves as President for First Merchants Corporation and First Merchants Bank overseeing the Commercial, Private Wealth, and Consumer Lines of Business for the Bank. Mike joined the bank in 2008 as Chief Banking Officer. Prior to joining First Merchants, Mike spent 18 years with National City Bank in various commercial sales and credit roles. Mike has a Master of Business Administration from Butler University and a Bachelor’s degree in Finance from Millikin University. FMB: 14 Yrs Banking: 32 Yrs John Martin Chief Credit Officer John Martin currently serves as Executive Vice President and Chief Credit Officer of First Merchants Corporation overseeing the Commercial, Small Business and Consumer Credit functions, as well as the Mortgage Line of Business. Prior to joining First Merchants, John spent 18 years with National City Bank in various sales and senior credit roles. John is a graduate of Indiana University where he earned a Bachelor of Arts in Economics. He also holds a Master of Business Administration in Finance from Case Western Reserve University.

First Merchants Corporation (NASDAQ: FRME) Financial Highlights as of 12/31/2021 $15.5 Billion $9.3 Billion $12.7 Billion $6.4 Billion Assets Under Advisement* Total Assets Total Loans Total Deposits TCE/TA: YTD Return on TCE YTD ROAA: Dividend Yield: Price / Tangible Book: Price / LTM EPS: 1.39% 9.01% 16.17% 2.70% 1.66x 11.0x Moody’s a3 Baseline Credit Assessment1 Market Cap $2.2B Largest financial services holding company headquartered in Central Indiana 109 Banking Centers 4 *Assets Under Management - $3.5 Billion 1Moody’s Credit Opinion – First Merchants Corporation, September 24, 2021, baseline Credit Assessment (BCA) reflects a bank’s standalone credit strength 109 Banking Locations

Fourth Quarter Highlights 5 Year-to-Date Highlights 1.39% ROA 1.63% PTPP ROA ROA $205.5 Million $3.81 Per Share Net Income & EPS 11.01% ROE 16.17% ROTCE ROE & ROTCE ▪ 13.4% annualized loan growth, excluding Paycheck Protection Program (PPP) loans ▪ 12.4% annualized deposit growth ▪ Repurchased 116,604 shares totaling $4.6 Million ▪ Announced the acquisition of Level One Bancorp in Farmington Hills, Michigan 10.10% ROE 14.78% ROTCE ROE & ROTCE (Annualized) $47.7 Million $0.89 Per Share Net Income & EPS 1.25% ROA 1.44% PTPP ROA ROA (Annualized) ▪ Completed 17 branch consolidations year-to-date ▪ 6.6% annual loan growth, excluding PPP loans ▪ 12.1% annual deposit growth ▪ Repurchased 646,102 shares totaling $25.4 Million ▪ Completed integration of Hoosier Trust Company ▪ Deployment of Online Account Origination technology

Strategy & Key Lines of Business 6 Consumer BankingCommercial Banking Private Wealth Advisors Full Spectrum of Debt Capital and Treasury Service Offerings Located in Prime Growth Markets Small Business & SBA Middle Market C&I Investment Real Estate Public Finance Sponsor Finance Asset Based Lending Syndications Treasury Management Services Merchant Processing Services Diverse Locations in Stable Rural and Growth Metro Markets Supported by: Talented Customer Service Oriented Banking Center and Call Center Professionals Competitive Digital Solutions ▪ Deposit and CRM ▪ Online Banking ▪ Mobile Banking Full Spectrum of Consumer Lending Offerings Comprehensive and coordinated approach to personal wealth management Expertise in: Investment Management Private Banking Fiduciary Estate Financial Planning Strengthen commercial relationships with personal services for executives/owners and retirement plan services for companies Partner with consumer to offer personal investment advice through First Merchants Investment Services Our Vision To enhance the financial wellness of the diverse communities we serve To be the most responsive, knowledgeable, and high-performing bank for our clients, teammates and shareholders Our Mission

Region and Line of Business Highlights



Michigan
Monroe MSA Rank: 1
Deposits: $1.4B
Loans: $0.6B
Michigan
Munster
Monroe
Northwest Indiana
Lake County Rank: 4
Lafayette MSA Rank: 2
Deposits: $3.4B
Loans: $2.2B
Fort Wayne
Northeast Indiana
Muncie MSA Rank: 1
Ft Wayne MSA Rank: 3
Deposits: $4.4B
Loans: $2.0B
Muncie
Indianapolis
Columbus
Columbus
Columbus MSA Rank: 10
Deposits: $0.8B
Loans: $1.3B
Indianapolis
Indianapolis MSA Rank: 9
Deposits: $2.7B
Loans: $3.2B

MSA ranking data per S&P Global and is pro forma for pending transactions

Loan Growth Annualized

	4Q21	2021
Commercial Group[1]	16.8%	9.6%
Consumer Group	3.7%	-0.5%
Private Wealth Group	1.2%	11.4%
Mortgage Group[2]	5.5%	0.2%
Total Loans – Adjusted[1]	13.4%	6.6%

- Strong Commercial growth led by C&I of 19% and IRE of 6%
- Line utilization increased within the Commercial group along with construction advances
- Consumer Loans benefited from both originations and HELOC line increases
- Pipeline remains stable across each business segment with IRE outpacing other segments

Deposit Growth Annualized

	4Q21	2021
Commercial Group	2.2%	16.3%
Consumer Group	12.6%	6.4%
Total Deposits	12.4%	12.1%

- For the full year, commercial growth was driven by retention of stimulus payments primarily in municipal and public entity relationships
- For the full year, stimulus payments have largely been utilized and Consumer deposit growth was reflective of both customer acquisition and core balance growth

First Merchants Corporation

[1]Excluding Change in PPP Loans
[2]Excluding 2Q21 Mortgage Portfolio Loan Sale

7

Fourth Quarter Financial Results

($M except per share data)

		For the Three Months Ended,					Variance Linked Quarter	% Variance Linked QTR-Annualized
		12/31/20	3/31/21	6/30/21	9/30/21	12/31/21		
	Balance Sheet & Asset Quality							
1.	Total Assets	$14,067.2	$14,629.1	$14,923.1	$15,060.7	$15,453.1	$392.4	10.4%
2.	Total Loans	9,247.1	9,322.7	9,139.8	9,047.6	9,253.0	205.5	9.1%
3.	Investments	3,146.8	3,700.9	4,148.3	4,445.5	4,524.4	78.8	7.1%
4.	Deposits	11,361.6	11,951.8	12,203.4	12,348.7	12,732.6	383.9	12.4%
5.	Common Equity	1,875.5	1,805.9	1,871.8	1,868.1	1,912.6	44.5	9.5%
6.	TCE Ratio	9.65%	8.78%	9.04%	8.94%	9.01%	0.07%	
7.	Total RBC Ratio	14.36	14.33	14.23	14.02	13.92	-0.10	
8.	ACL / Loans	1.41	2.16	2.19	2.21	2.11	-0.10	
9.	NCOs / Avg Loans	0.02	0.16	0.06	-0.01	0.20	0.21	
10.	NPAs + 90PD / Assets	0.47	0.41	0.40	0.35	0.29	-0.06	
	Summary Income Statement							
11.	Net Interest Income	$102.3	$100.4	$104.3	$104.7	$101.3	($3.4)	-13.1%
12.	Provision for Loan Losses	4.5	0.0	0.0	0.0	0.0	0.0	0.0%
13.	Non-interest Income	27.5	24.1	30.9	28.5	25.8	(2.7)	-37.2%
14.	Non-interest Expense	72.5	66.1	69.3	71.4	72.4	1.1	5.9%
15.	Pre-tax Income	52.8	58.4	65.9	61.8	54.7	(7.1)	-46.2%
16.	Provision for Taxes	7.6	8.9	10.3	9.1	7.0	(2.1)	-93.2%
17.	Net Income	45.2	49.5	55.6	52.8	47.7	(5.0)	-38.2%
18.	ROAA	1.29%	1.39%	1.51%	1.41%	1.25%	-0.16%	
19.	ROAE	9.72	10.75	12.04	11.17	10.10	-1.07	
20.	ROTCE	14.37	15.87	17.77	16.33	14.78	-1.55	
21.	Net Interest Margin	3.38	3.23	3.22	3.20	3.04	-0.16	
22.	Efficiency Ratio	55.01	50.23	48.91	51.18	53.49	2.31	
	Per Share							
23.	Earnings per Diluted Share	$0.83	$0.91	$1.03	$0.98	$0.89	($0.09)	
24.	Tangible Book Value per Share	24.27	22.98	24.15	24.31	25.21	0.90	
25.	Dividend per Share	0.26	0.26	0.29	0.29	0.29	0.00	
26.	Dividend Payout Ratio	31.3%	28.6%	28.2%	29.6%	32.6%	3.0%	

4Q21 Highlights

- **53.49% Efficiency Ratio**
- **13.4% annualized loan growth,** over prior quarter excluding PPP loans
- **Net interest income,** excluding the impact of PPP loan income, **increased $1.0 million over prior quarter**
- **PPP fee income totaled $3.3 million, a decrease of $4.1 million from prior quarter.** Remaining unearned fees total $2.8 million.
- **Pre-Tax, Pre-Provision (PTPP) Earnings totaled $55.2 million,** PTPP ROA was 1.44% and PTPP ROE was 11.68%

First Merchants Corporation

8

2021 Year End Financial Results

($M except per share data)	For the Year Ended December 31, 2019	2020	2021	Variance YOY	% Variance YOY
Balance Sheet & Asset Quality					
1. Total Assets	$12,457.3	$14,067.2	$15,453.1	$1,385.9	9.9%
2. Total Loans	8,468.3	9,247.1	9,253.0	5.9	0.1%
3. Investments	2,596.1	3,146.8	4,524.4	1,377.6	43.8%
4. Deposits	9,840.0	11,361.6	12,732.6	1,371.0	12.1%
5. Common Equity	1,786.4	1,875.6	1,912.6	36.9	2.0%
6. TCE Ratio	10.16%	9.65%	9.01%	-0.64%	
7. Total RBC Ratio	14.29	14.36	13.92	-0.44	
8. ALLL / Loans	0.95	1.41	2.11	0.70	
9. NCOs / Avg Loans	0.04	0.09	0.10	0.01	
10. NPAs + 90PD / Assets	0.20	0.47	0.29	-0.18	
Summary Income Statement					
11. Net Interest Income	$356.7	$382.1	$410.7	$28.6	7.5%
12. Provision for Loan Losses	2.8	58.7	0.0	(58.7)	-100.0%
13. Non-interest Income	86.7	109.9	109.3	(0.6)	-0.5%
14. Non-interest Expense	246.8	263.4	279.2	15.8	6.0%
15. Pre-tax Income	193.8	170.0	240.8	70.8	41.7%
16. Provision for Taxes	29.3	21.4	35.3	13.9	65.0%
17. Net Income	164.5	148.6	205.5	56.9	38.3%
18. ROAA	1.48%	1.10%	1.39%	0.29%	
19. ROAE	10.48	8.14	11.01	2.87	
20. ROTCE	15.81	12.21	16.17	3.96	
21. Net Interest Margin	3.69	3.29	3.18	-0.11	
22. Efficiency Ratio	52.73	51.71	50.94	-0.77	
Per Share					
23. Earnings per Diluted Share	$3.19	$2.74	$3.81	$1.07	
24. Tangible Book Value per Share	21.94	24.27	25.21	0.94	
25. Dividend per Share	1.00	1.04	1.13	0.09	
26. Dividend Payout Ratio	31.3%	38.0%	29.7%	-8.3%	

2021 Year End Highlights

- **50.94% Efficiency Ratio**
- **6.6% annualized loan growth,** over prior year excluding PPP loans
- **Pre-Tax, Pre-Provision (PTPP) earnings totaled $241.3 million,** an increase of $12.8 million or 6% over prior year
- **Tangible book value per share increased $0.94 over prior year**
- **2021 ROTCE totaled 16.17%**

First Merchants Corporation

9

Municipal Bonds 57% Mortgage- Backed Securities 27% Collateralized Mortgage Obligations 5% U.S. Agencies 10% Corporate Obligations 1% ▪ Net unrealized Gain of $98.4 million Investment Portfolio Highlights 10 4Q21 Investment Portfolio Composition Yield on Investments (%) / Total Investments ($B) $4.5B Total Investment Portfolio GainsHighlights Realized Gains ▪ 4Q 2020 $2.4 million ▪ 1Q 2021 $1.8 million ▪ 2Q 2021 $1.8 million ▪ 3Q 2021 $1.7 million ▪ 4Q 2021 $0.4 million Unrealized Gains▪ Modified duration of 5.8 years ▪ 2022 roll off cash flow $327 million / ~2.09% yield ▪ Current purchase tax equivalent yield of ~2.30% ▪ AA rated municipal bond portfolio ▪ The Allowance for Credit Losses for Investments is $245,000 $3.1 $3.7 $4.1 $4.4 $4.5 2.78% 2.70% 2.59% 2.56% 2.51% 4Q20 1Q21 2Q21 3Q21 4Q21 Investments ($B) Yield on Investments (%)

Loan Portfolio Highlights 11 4Q21 Loan Composition Yield on Loans (%) / Total Loans ($B) $9.3B Total 4Q21 Portfolio by Yield Type Highlights Total loan rate mix as of 4Q21 • $6.3 billion variable rate • $3.0 billion fixed rate • $200 million SOFR-Based loans ▪ Portfolio composition remains ~80% Commercial oriented • Composition mostly unchanged from prior quarter ▪ Loan yields remained strong at 3.87%, 3.70% excluding PPP loans and fair value accretion ▪ New/renewed loan yields averaged 3.14% for the quarter $0.9 $0.7 $0.7 Commercial & Industrial 29.3% Commercial Real Estate Owner-Occupied 10.7% Commercial Real Estate Non-Owner Occupied 23.1% Construction Land & Land Development 5.6% Agricultural Land & Production 2.7% Public Finance/Other Commercial 8.7% Residential Mortgage 12.6% Home Equity 5.7% Other Consumer 1.6% $0.4$0.7$0.7 $9.2 $9.3 $9.1 $9.0 $9.3 4.20% 3.98% 4.05% 4.07% 3.87% 4Q20 1Q21 2Q21 3Q21 4Q21 Total Loans ($B) Yield on Loans (%) Non-PPP Fixed Rate 32% LIBOR-Based 39% Prime-Based 14% Other Variable Rates 12% SOFR-Based 2% PPP Fixed Rate 1%

Allowance for Credit Losses - Loans 12 4Q21 Allowance for Credit Losses - Loans Change in ACL – Loans1 Highlights ▪ Allowance to Loans, excluding PPP loans, is 2.14% ▪ The reserve for unfunded commitments was unchanged at $20.5 million, and recorded in Other Liabilities ▪ Remaining fair value adjustment on acquired loans is $10.9 million 1Beginning January 1, 2021, calculation is based on the current expected credit losses methodology. Prior to January 1, 2021, calculation was based on incurred loss methodology $130.6 $201.1 $199.8 $200.0 $195.4 1.41% 2.16% 2.19% 2.21% 2.11% 4Q20 1Q21 2Q21 3Q21 4Q21 Allowance Allowance to Loans $130,648 $204,703 $195,397 $74,055 $0 $9,306 $9,000 $59,000 $109,000 $159,000 $209,000 Increase Decrease

13 4Q21 Deposit Composition Highlights $12.7B Total 1Defined as total deposits less time deposits > $100k vs. Prior Periods Cost of Total Deposits (%) / Total Deposits ($B) Deposit Portfolio Highlights ▪ Strong core deposit base • 98% core deposits1 • 21% non-interest bearing • ~55% yield 5 bps or less ▪ Consumer DDA average balance per account hit a new peak in December 2021 and is 35% higher than pre-pandemic levels ▪ Total deposit costs remained stable and low at 0.18% • Down 9 bps from 4Q20 ▪ Average deposits up 10% when annualized from 3Q21, and 12% over prior year • Reflects retention of public fund stimulus payments • Time deposits continue to migrate to money market and non-time interest bearing accounts Demand Deposits 61% Savings Deposits 34% Certificates & Time Deposits > $100k 2% Certificates & Time Deposits < $100k 3% $11.4 $12.0 $12.2 $12.3 $12.7 0.27% 0.21% 0.19% 0.18% 0.18% 4Q20 1Q21 2Q21 3Q21 4Q21 Total Deposits ($B) Cost of Total Deposits (%)

Net Interest Margin 14 $105.1$97.1 $97.3 $105.1 $107.0$97.8 $107.0 $97.3 $105.1 $110.0$109.2 4Q20 1Q21 2Q21 3Q21 4Q21 1. Net Interest Income - FTE ($millions) 107.0$ 105.1$ 109.2$ 110.0$ 106.9$ 2. Fair Value Accretion 3.0$ 1.8$ 2.5$ 1.5$ 1.5$ 3. PPP Loan Income 11.6$ 9.2$ 9.7$ 8.2$ 3.7$ 4. Tax Equivalent Yield on Earning Assets 3.72% 3.52% 3.49% 3.46% 3.29% 5. Interest Expense/Average Earning Assets 0.34% 0.29% 0.27% 0.26% 0.25% 6. Net Interest Margin 3.38% 3.23% 3.22% 3.20% 3.04% 7. Fair Value Accretion Effect 0.09% 0.06% 0.07% 0.04% 0.04% 8. Impact of PPP Loans 0.16% 0.13% 0.15% 0.17% 0.08% 3.38% 3.23% 3.22% 3.20% 3.04% 4Q20 1Q21 2Q21 3Q21 4Q21 Net Interest Income - FTE ($millions) Net Interest Margin $107.0 $105.1 $109.2 $110.0 $106.9

15 4Q21 Non-Interest Income Detail ($M) $25.8M Total Non-Interest Income Trends ($M) Fee Income / Revenue Non-Interest Income Highlights Highlights ▪ 89% in Customer-related fees totaling $22.8 million for 4Q21, and $93.6 million for the year, an increase of $2.6 million over prior year despite a decline in card payment fees due to the impact of Durbin adoption in mid-2020 ▪ Decrease in Other Income primarily reflects a $1.4 million decrease in net realized gains on the sale of securities Wealth Management $7.1 28% Gain on Sale of Loans $3.4 13% Service Charges $6.5 25% Card Payment Fees $3.9 15% Gain on Sale of Securities $0.4 2% Derivative Hedge Fees $1.6 6% BOLI $2.0 8% Other Customer Fees $0.3 1% Other $0.6 2% 20.5% 18.6% 22.1% 20.6% 19.4% $6.3 $6.4 $7.5 $7.4 $7.1 $5.4 $4.0 $8.3 $4.0 $3.4 $5.5 $5.3 $5.6 $6.2 $6.5 $3.5 $4.4 $4.2 $4.2 $3.9 $6.8 $4.0 $5.3 $6.7 $4.9 $27.5M $24.1M $30.9M $28.5M $25.8M 4Q20 1Q21 2Q21 3Q21 4Q21 Wealth Management Gain on Sale of Loans Service Charges Card Payment Fees Other

16 4Q21 Non-Interest Expense Detail $72.4M Total Non-Interest Expense Trends ($M) Efficiency Ratio Non-Interest Expense Highlights Highlights ▪ 4Q21 expenses increased $1.0 million over 3Q21 which included $0.5 million of Level One acquisition expenses Salary & Benefits $42.4 58% Premises & Equipment $10.6 15% Outside Data Processing… Professional & Other Outside Services $3.6 … Intangible Asset Amortization $1.5 2% Marketing $1.9 3% FDIC Expense $1.9 3% Other $5.9 8% $41.8 $38.8 $42.4 $43.3 $42.4 $15.2 $11.5 $10.5 $10.1 $10.6 $3.8 $4.2 $4.7 $4.8 $4.6 $11.7 $11.6 $11.7 $13.2 $14.8 $72.5M $66.1M $69.3M $71.4M $72.4M 4Q20 1Q21 2Q21 3Q21 4Q21 Salary & Benefits Premises & Equipment Outside Data Processing Other 55.01% 50.23% 48.91% 51.18% 53.49%

17 Tangible Common Equity Ratio Common Equity Tier 1 Ratio Total Risk-Based Capital Ratio Capital Ratios 9.31% 9.31% 9.57% 9.31% 9.31% 9.65%9.57%9.31% 9.57% 9.65% 9.04%8.78% 12.02% 11.99% 11.94% 11.75% 11.68% 4Q20 1Q21 2Q21 3Q21 4Q21 CET 1 Ratio Target CET1 Ratio (10.00%) 14.36% 14.33% 14.23% 14.02% 13.92% 4Q20 1Q21 2Q21 3Q21 4Q21 TRBC Ratio Target TRBC Ratio (12.50%) 9.65% 8.78% 9.04% 8.94% 9.01% 4Q20 1Q21 2Q21 3Q21 4Q21 TCE Ratio Target TCE (9.00%)

Loan Portfolio

Loan Portfolio Trends ($M)

	4Q20	1Q21	2Q21	3Q21	4Q21
1. Commercial & Industrial	$2,429	$2,450	$2,214	$2,125	$2,213
2. Sponsor Finance	351	430	460	448	504
3. CRE Owner Occupied	955	946	950	953	984
4. Construction/Land/Land Dev.	485	541	491	522	523
5. CRE Non-Owner Occupied	2,221	2,179	2,264	2,150	2,136
6. Agricultural	282	246	235	241	246
7. Public Finance/Other Commercial	648	678	759	782	807
8. **Total Commercial Loans**	**7,371**	**7,470**	**7,373**	**7,221**	**7,413**
9. Residential Mortgage	1,236	1,244	1,146	1,159	1,168
10. Home Equity	508	482	490	531	524
11. Other Consumer	132	127	131	137	148
12. **Total Resid. Mortgage & Consumer**	**1,876**	**1,853**	**1,767**	**1,827**	**1,840**
13. **Total Loans**	**$9,247**	**$9,323**	**$9,140**	**$9,048**	**$9,253**
14. **Paycheck Protection Program Loans**[1]	**$ 667**	**$ 742**	**$ 416**	**$ 198**	**$ 107**

[1]Included in C&I and Sponsor above

Geography / C&I Top Industries



Other
15.0%
MI
7.0%
IL
8.2%
OH
15.0%
IN
54.8%



Manufacturing 20.3%
Wholesale Trade 9.4%
Investment CRE 8.5%
Admin Services 8.1%
Retail Trade 6.8%
Prof. Services 6.6%
Finance/Insur. 6.1%
Construction 4.9%
Transp./Warehouse 4.1%
Specialty Trade 4.0%

Top Industries % of C&I loans

Highlights

Portfolio

- **Diversified and growing loan portfolio by:**
  - Line of business
  - Industry and geography
  - Type: commercial, mortgage and consumer

vs. Prior Quarter

Loans grew $296 million / 13.4% annualized ex PPP



Increase
Decrease
Total
$9,048
$(91)
$296
$9,253
3Q21
PPP Forgiveness
Growth
4Q21

vs. Prior Year

Loans grew $566 million / 6.6% ex PPP



Increase
Decrease
Total
$9,247
$(560)
$566
$9,253
4Q20
PPP Forgiveness
Growth
4Q21

First Merchants Corporation

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Asset Quality 19 Asset Quality Trends ($M) Highlights vs. Prior Quarter vs. Prior Year Improved Asset Quality ▪ Non-accrual loans decreased $8.4 million ▪ Classified loans decreased $21.9 million • Largest reductions in agriculture and specialty trade loans Favorable Asset Quality Trends ▪ Non-accrual loans decreased $18.4 million ▪ NPAs + 90PD decreased $21.5 million ▪ Classified loans decreased $127.3 million, a 50.9% decline • Senior living, manufacturing, agriculture and admin services portfolios contributed majority of reduction 4Q20 1Q21 2Q21 3Q21 4Q21 1. Non-Accrual Loans 61.5$ 57.9$ 57.6$ 51.5$ 43.1$ 2. Other Real Estate 0.9 0.6 0.6 0.7 0.5 3. 90PD Loans 0.8 1.1 0.2 0.2 1.0 4. Renegotiated Loans 3.2 0.7 0.6 0.4 0.3 5. NPAs + 90PD 66.4$ 60.3$ 59.0$ 52.8$ 44.9$ 6. NPAs + 90PD/Loans and ORE 0.72% 0.65% 0.65% 0.58% 0.49% 7. Classified Loans 250.0$ 247.7$ 183.7$ 144.6$ 122.7$ 8. Classified Loans/Loans 2.70% 2.66% 2.01% 1.60% 1.33% 9. Net Charge-offs (QTD) 0.6$ 3.6$ 1.3$ (0.2)$ 4.6$ 10. QTD NCO/Avg. Loans (Annualized) 0.02% 0.16% 0.06% -0.01% 0.20%

Non-Performing Assets

Non-Performing Assets Roll Forward ($M)

	1Q21	2Q21	3Q21	4Q21	2021
1. **Beginning Balance NPAs + 90PD**	**$66.4**	**$60.3**	**$59.0**	**$52.8**	**$66.4**
Non-Accrual					
2. Add: New Non-Accruals	6.5	5.4	22.6	6.4	40.9
3. Less: To Accrual/ Payoff/Renegotiated	(5.8)	(4.0)	(27.9)	(9.5)	(47.2)
4. Less: To OREO	-	-	(0.2)	-	(0.2)
5. Less: Charge-offs	(4.3)	(1.7)	(0.6)	(5.3)	(11.9)
6. **Non-Accrual Loans Change**	**(3.6)**	**(0.3)**	**(6.1)**	**(8.4)**	**(18.4)**
Other Real Estate Owned (ORE)					
7. Add: New ORE Properties	-	-	0.2	-	0.2
8. Less: ORE Sold	(0.3)	-	(0.1)	-	(0.4)
9. Less: ORE Losses (write-downs)	-	-	-	(0.2)	(0.2)
10. **ORE Change**	**(0.3)**	**-**	**0.1**	**(0.2)**	**(0.4)**
11. **90PD Change**	**0.3**	**(0.9)**	**-**	**0.8**	**0.2**
12. **Renegotiated Loans Change**	**(2.5)**	**(0.1)**	**(0.2)**	**(0.1)**	**(2.9)**
13. **NPAs + 90PD Change**	**(6.1)**	**(1.3)**	**(6.2)**	**(7.9)**	**(21.5)**
14. **Ending Balance NPAs + 90PD**	**$60.3**	**$59.0**	**$52.8**	**$44.9**	**$44.9**

Highlights

4th Quarter NPA Roll Forward

$7.9 million net reduction in NPAs + 90 PD

- $9.5 million in resolved non-accrual loans
- Top three non-accrual relationships total $23.4 million
- $5.3 million of gross charge-offs in 4Q21 with recoveries of $0.7 million

2021

$21.5 million net reduction in NPAs + 90 PD

- $40.9 million in new non-accrual loans during 2021
  - Top industries - lessors of real estate, agribusiness and construction
- $47.2 million in resolved non-accrual loans
- $11.9 million of gross charge-offs in 2021 with recoveries of $2.6 million

First Merchants Corporation

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$0.04 $0.10 $0.18 $0.29 $0.41 $0.54 $0.69 $0.84 $1.00 $1.04 $1.13 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $9.64 $10.95 $12.17 $13.65 $14.68 $15.85 $16.96 $19.12 $21.94 $24.27 $25.21 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $0.34 $1.41 $1.41 $1.65 $1.72 $1.98 $2.12 $3.22 $3.19 $2.74 $3.81 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Track Record of Shareholder Value 21 10-Year Total Return (12/31/11 – 12/31/21) Earnings per Share Tangible Book Value per Share Dividends per Share CAGR 2011-2021: 27.3% CAGR 2011-2021: 10.1% CAGR 2011-2021: 39.7% Return on Tangible Common Equity 398.9% 192.2% FRME SNL U.S. Bank 4.37% 14.04% 12.69% 12.94% 12.47% 13.26% 13.29% 18.77% 15.81% 12.21% 16.17% 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021

$1.6 $1.8 $2.7 $3.1 $3.2 $3.2 $3.6 $3.8 $4.8 $4.5 $4.2 $4.2 $4.3 $5.4 $5.8 $6.8 $7.2 $9.4 $9.9 $12.5 $14.1 $15.5 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 History of Organic and Whole Bank Acquisition Growth 22 Total Assets ($B) Growth Through Acquisition ✓ Experienced Acquirer ✓ Expanded in Current High-Growth Markets ✓ Extended into Additional High-Growth Markets ✓ Added to Franchise with Stable Deposit Gathering Markets 2000 Decatur Bank & Trust 2001 Frances Slocum Bank & Trust 2002 Lafayette Bank & Trust 2003 Commerce National Bank 2008 Lincoln Bank 2012 Shelby County Bank 2013 Citizens Financial Bank 2014 Community Bank 2015 Cooper State Bank Ameriana Bank 2017 Arlington Bank iAB Financial Bank 2019 Monroe Bank & Trust 2022 (Pending)

Vision for the Future 23 Our Vision: To enhance the financial wellness of the diverse communities we serve. To be the most responsive, knowledgeable, and high-performing bank for our clients, teammates, and shareholders. We are a collection of dynamic colleagues with diverse experiences and perspectives who share a passion for positively impacting lives. We are genuinely committed to attracting and engaging teammates of diverse backgrounds. We believe in the power of inclusion and belonging. ▪ Lead a brand-focused cultural transformation through inclusivity, teamwork, performance management, career development, rewards and work-life balance ▪ Produce organic growth across all lines of businesses and markets through focused, data driven industry leading client acquisition, expansion and retention activities ▪ Invest in the digital transformation of our delivery channels to simplify the client experience ▪ Maintain top-quartile financial results supported by industry-leading governance, risk and compliance practices to ensure long-term sustainability ▪ Continue to leverage our core competency in acquisitions to enhance growth, efficiency and high performance ▪ Cultivate a high-quality shareholder base that values environmental, social and governance initiatives inspired by our stakeholder-centric business model Strategic Imperatives: Our Mission: Our Team:

24 APPENDIX

Non-GAAP

Total Risk-Based Capital Ratio (dollars in thousands)	4Q20	1Q21	2Q21	3Q21	4Q21
Total Stockholders' Equity (GAAP)	1,875,645	1,805,856	1,871,800	1,868,090	1,912,571
Adjust for Accumulated Other Comprehensive (Income) Loss [1]	(74,836)	(35,810)	(60,080)	(39,889)	(55,113)
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)
Add: Qualifying Capital Securities	46,368	46,427	46,487	46,546	46,606
Less: Tier 1 Capital Deductions	-	-	-	-	-
Less: Disallowed Goodwill and Intangible Assets	(564,982)	(563,889)	(566,412)	(565,221)	(564,002)
Less: Disallowed Deferred Tax Assets	-	(1,379)	(1,152)	(1,005)	(239)
Add: Modified CECL Transition Amount	-	40,314	40,314	34,542	34,542
Total Tier 1 Capital (Regulatory)	$ 1,282,070	$ 1,291,394	$ 1,330,832	$ 1,342,938	$ 1,374,240
Qualifying Subordinated Debentures	65,000	65,000	65,000	65,000	65,000
Allowance for Loan Losses includible in Tier 2 Capital	128,481	131,061	135,690	139,200	143,241
Total Risk-Based Capital (Regulatory)	$ 1,475,551	$ 1,487,455	$ 1,531,522	$ 1,547,138	$ 1,582,481
Net Risk-Weighted Assets (Regulatory)	$ 10,276,333	$ 10,383,360	$ 10,759,672	$ 11,037,663	$ 11,369,907
Total Risk-Based Capital Ratio (Regulatory)	**14.36%**	**14.33%**	**14.23%**	**14.02%**	**13.92%**
Common Equity Tier 1 Capital Ratio					
Total Tier 1 Capital (Regulatory)	$ 1,282,070	$ 1,291,394	$ 1,330,832	$ 1,342,938	$ 1,374,240
Less: Qualified Capital Securities	(46,368)	(46,427)	(46,487)	(46,546)	(46,606)
Add: Additional Tier 1 Capital Deductions	-	-	-	-	-
Common Equity Tier 1 Capital (Regulatory)	$ 1,235,702	$ 1,244,967	$ 1,284,345	$ 1,296,392	$ 1,327,634
Net Risk-Weighted Assets (Regulatory)	$ 10,276,333	$ 10,383,360	$ 10,759,672	$ 11,037,663	$ 11,369,907
Common Equity Tier 1 Capital Ratio (Regulatory)	**12.02%**	**11.99%**	**11.94%**	**11.75%**	**11.68%**

[1] Includes net unrealized gains or losses on securities available for sale, net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.

First Merchants Corporation

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Non-GAAP

Tangible Common Equity Ratio (dollars in thousands)	4Q20	1Q21	2Q21	3Q21	4Q21
Total Stockholders' Equity (GAAP)	$ 1,875,645	$ 1,805,856	$ 1,871,800	$ 1,868,090	$ 1,912,571
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(572,893)	(571,536)	(573,786)	(572,323)	(570,860)
Tangible Common Equity (non-GAAP)	$ 1,302,627	$ 1,234,195	$ 1,297,889	$ 1,295,642	$ 1,341,586
Total Assets (GAAP)	$ 14,067,210	$ 14,629,066	$ 14,923,097	$ 15,060,725	$ 15,453,149
Less: Intangible Assets	(572,893)	(571,536)	(573,786)	(572,323)	(570,860)
Tangible Assets (non-GAAP)	$ 13,494,317	$ 14,057,530	$ 14,349,311	$ 14,488,402	$ 14,882,289
Tangible Common Equity Ratio (non-GAAP)	**9.65%**	**8.78%**	**9.04%**	**8.94%**	**9.01%**

Tangible Common Equity Per Share	4Q11	4Q12	4Q13	4Q14	4Q15	4Q16	4Q17
Total Stockholders' Equity (GAAP)	$ 514,467	$ 552,236	$ 634,923	$ 726,827	$ 850,509	$ 901,657	$ 1,303,463
Less: Preferred Stock	(90,783)	(90,908)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(150,471)	(149,529)	(202,767)	(218,755)	(259,764)	(258,866)	(476,503)
Tax Benefit	2,224	2,249	4,973	6,085	6,278	5,930	6,788
Tangible Common Equity, Net of Tax (non-GAAP	$ 275,437	$ 314,048	$ 437,004	$ 514,032	$ 596,898	$ 648,596	$ 833,623
Shares Outstanding	28,559,707	28,692,616	35,921,761	37,669,948	40,664,258	40,912,697	49,158,238
Tangible Common Equity per Share (non-GAAP)	**$ 9.64**	**$ 10.95**	**$ 12.17**	**$ 13.65**	**$ 14.68**	**$ 15.85**	**$ 16.96**

Tangible Common Equity Per Share	4Q18	4Q19	4Q20	1Q21	2Q21	3Q21	4Q21
Total Stockholders' Equity (GAAP)	$ 1,408,260	$ 1,786,437	$ 1,875,645	$ 1,805,856	$ 1,871,800	$ 1,868,090	$ 1,912,571
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(469,784)	(578,881)	(572,893)	(571,536)	(573,786)	(572,323)	(570,860)
Tax Benefit	5,017	7,257	5,989	5,710	5,432	5,153	4,875
Tangible Common Equity, Net of Tax (non-GAAP	$ 943,368	$ 1,214,688	$ 1,308,616	$ 1,239,905	$ 1,303,321	$ 1,300,795	$ 1,346,461
Shares Outstanding	49,349,800	55,368,482	53,922,359	53,953,723	53,972,386	53,510,745	53,410,411
Tangible Common Equity per Share (non-GAAP)	**$ 19.12**	**$ 21.94**	**$ 24.27**	**$ 22.98**	**$ 24.15**	**$ 24.31**	**$ 25.21**

First Merchants Corporation

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Non-GAAP

EFFICIENCY RATIO (dollars in thousands):	2019	4Q20	2020	1Q21	2Q21	3Q21	4Q21	2021
Non Interest Expense (GAAP)	$ 246,763	$ 72,536	$ 263,405	$ 66,098	$ 69,295	$ 71,384	$ 72,436	$ 279,213
Less: Intangible Asset Amortization	(5,994)	(1,476)	(5,987)	(1,357)	(1,464)	(1,463)	(1,463)	(5,747)
Less: OREO and Foreclosure Expenses	(2,428)	1,576	(330)	(734)	(178)	91	(171)	(992)
Adjusted Non Interest Expense (non-GAAP)	238,341	72,636	257,088	64,007	67,653	70,012	70,802	272,474
Net Interest Income (GAAP)	356,660	102,311	382,127	100,428	104,264	104,715	101,273	410,680
Plus: Fully Taxable Equivalent Adjustment	13,085	4,644	16,966	4,711	4,948	5,331	5,594	20,586
Net Interest Income on a Fully Taxable Equivalent Basis (non-GA	369,745	106,955	399,093	105,139	109,212	110,046	106,867	431,266
Non Interest Income (GAAP)	86,688	27,483	109,926	24,091	30,884	28,501	25,847	109,323
Less: Investment Securities Gains (Losses)	(4,415)	(2,398)	(11,895)	(1,799)	(1,761)	(1,756)	(358)	(5,674)
Adjusted Non Interest Income (non-GAAP)	82,273	25,085	98,031	22,292	29,123	26,745	25,489	103,649
Adjusted Revenue (non-GAAP)	452,018	132,040	497,124	127,431	138,335	136,791	132,356	534,915
Efficiency Ratio (non-GAAP)	**52.73%**	**55.01%**	**51.71%**	**50.23%**	**48.91%**	**51.18%**	**53.49%**	**50.94%**

Return on Tangible Common Equity	2011	2012	2013	2014	2015	2016	2017	2018
Total Average Stockholders' Equity (GAAP)	$ 478,440	$ 535,506	$ 540,255	$ 675,295	$ 753,724	$ 884,664	$ 1,110,524	$ 1,343,861
Less: Average Preferred Stock	(74,181)	(90,908)	(47,537)	(125)	(125)	(125)	(125)	(125)
Less: Average Intangible Assets, Net of Tax	(149,554)	(147,889)	(153,519)	(199,354)	(215,281)	(254,332)	(360,005)	(467,421)
Average Tangible Common Equity, Net of Tax (non-GAAP)	$ 254,705	$ 296,709	$ 339,199	$ 475,816	$ 538,318	$ 630,207	$ 750,394	$ 876,315
Net Income (GAAP)	$ 9,013	$ 40,583	$ 42,150	$ 60,162	$ 65,384	$ 81,051	$ 96,070	$ 159,139
Less: Intangible Asset Amortization, Net of Tax	2,112	1,081	892	1,395	1,720	2,542	3,670	5,307
Tangible Net Income (non-GAAP)	$ 11,125	$ 41,664	$ 43,042	$ 61,557	$ 67,104	$ 83,593	$ 99,740	$ 164,446
Return on Tangible Common Equity (non-GAAP)	**4.37%**	**14.04%**	**12.69%**	**12.94%**	**12.47%**	**13.26%**	**13.29%**	**18.77%**

Return on Tangible Common Equity	2019	4Q20	2020	1Q21	2Q21	3Q21	4Q21	2021
Total Average Stockholders' Equity (GAAP)	$1,569,615	$1,856,896	$ 1,825,135	$1,840,432	$1,846,037	$1,889,037	$ 1,890,229	$1,866,632
Less: Average Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Average Intangible Assets, Net of Tax	(499,622)	(567,631)	(569,377)	(566,469)	(569,107)	(567,852)	(566,616)	(567,512)
Average Tangible Common Equity, Net of Tax (non-GAAP)	$1,069,868	$1,289,140	$ 1,255,633	$1,273,838	$1,276,805	$1,321,060	$ 1,323,488	$1,298,995
Net Income (GAAP)	$ 164,460	$ 45,135	$ 148,600	$ 49,469	$ 55,559	$ 52,770	$ 47,733	$ 205,531
Less: Intangible Asset Amortization, Net of Tax	4,736	1,166	4,730	1,072	1,156	1,156	1,156	4,540
Tangible Net Income (non-GAAP)	$ 169,196	$ 46,301	$ 153,330	$ 50,541	$ 56,715	$ 53,926	$ 48,889	$ 210,071
Return on Tangible Common Equity (non-GAAP)	**15.81%**	**14.37%**	**12.21%**	**15.87%**	**17.77%**	**16.33%**	**14.78%**	**16.17%**

First Merchants Corporation

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